Exhibit 4.3
CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of January 28, 2026 by and among Cerebras Systems Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder,” any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 7.14 hereof and any holder of a Lender Warrant that becomes a party to this Agreement in accordance with Section 7.14 hereof.
RECITALS
WHEREAS, the Company and certain of the Investors and Key Holders are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of September 19, 2025 (the “Prior Agreement”);
WHEREAS, the Company and certain of the Investors are parties to that certain Series H Preferred Stock Purchase Agreement, dated of even date herewith, by and among the Company and certain of the Investors, as amended from time to time (the “Purchase Agreement”); and
WHEREAS, to induce the Company to enter into the Purchase Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein and that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:
1.    DEFINITIONS. For purposes of this Agreement:
“Affiliate” means, with respect to any specified Person, such Person’s principal or any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person or such Person’s principal, including, without limitation, any general partner, managing member or partner, officer or director of such Person such Person’s principal or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person or such Person’s principal (but, for the avoidance of doubt, excluding any portfolio companies under the management of such Persons, principals or venture capital funds). For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person. Affiliates in relation to Falcon Q LP, Alpha Wave Ventures II, LP and Alpha Wave Holdings, LP (collectively, “Falcon Edge”) shall also (x) include all investment funds, persons or accounts under the management of Falcon Edge Capital LP or any of its Affiliates and shall include RMG Holdings, LLC, Mr. Richard Matthew Gerson, Mr. Navroz Darius Udwadia, Blue Wolf Capital Limited and Mr. Ryan Francis Khoury (together, the “Falcon Edge Related Parties”) and (y) exclude all portfolio companies under the management of Falcon Edge Related Parties.
“Automatic Shelf Registration Statement” shall have the meaning given to that term in SEC Rule 405.
“Budget” shall have the meaning given to that term in Section 2.1.1.
“business day” means a weekday on which banks are open for general banking business in San Francisco, California.
“Class N Common Stock” means shares of the Company’s Class N common stock, $0.00001 par value per share.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means shares of the Company’s Class A common stock, $0.00001 par value per share.
“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), (i) in the design, production or manufacture and sale of (a) semiconductor chips and wafers, integrated circuit chip sets, systems-on-a-chip, microprocessors, components, devices, units and packaging, and/or (b) computing systems, appliances, and other hardware equipment and/or (c) software (including, but not limited to, source code, object code, algorithms), in each case that is capable of use in accelerated machine learning or artificial intelligence work, as well as the provision of related services, and/or (ii) in the business of providing cloud services for artificial intelligence training, inference and other related services; provided no venture capital fund or its Affiliates shall, either now or in the future, be deemed to be a Competitor solely because of such fund’s or such fund’s Affiliates’ investment in a Competitor of the Company; provided further that in no event shall Falcon Edge be deemed to be a Competitor of the Company under this Agreement.
“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, and any free-writing prospectus and any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
“Demand Notice” means notice sent by the Company to the Holders specifying that a demand registration has been requested as provided in Section 3.1.1.
“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
“Deemed Liquidation Event” has the meaning set forth for such term in the certificate of incorporation of the Company most recently filed with the Delaware Secretary of State that contains such a definition.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to an equity incentive, stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Fidelity” or “Lead Investor” means, collectively, Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, Fidelity Blue Chip Growth Commingled Pool, Fidelity Blue Chip Growth Multi-Asset Base Fund, Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, Fidelity Blue Chip Growth Institutional Trust, Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, FIAM Target Date Blue Chip Growth Commingled Pool, Fidelity Select Portfolios: Select Semiconductors Portfolio, Fidelity Advisor Series VII: FA Semiconductors Fund, Fidelity Select Portfolios: Select Technology Portfolio, Variable Insurance Products Fund IV: VIP Technology Portfolio, Variable Insurance Products Fund III: Growth Opportunities Portfolio, Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, Fidelity U.S. Growth Opportunities Investment Trust, Fidelity NorthStar Fund - Sub D, Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Growth Company Commingled Pool, Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund, Fidelity Canadian Growth Company Fund, Fidelity Special Situations Fund, Fidelity Global Innovators Investment Trust , Fidelity Venture Capital Fund I LP, Fidelity Contrafund Commingled Pool, Fidelity Contrafund: Fidelity Contrafund K6, Fidelity Contrafund: Fidelity Contrafund, Fidelity Contrafund: Fidelity Advisor New Insights Fund, Fidelity Global Growth and Value Investment Trust, Fidelity Insights Investment Trust, Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund, and Variable Insurance Products Fund II: VIP Contrafund Portfolio.
“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 under the Securities Act.
“Fully Exercising Investor” shall have the meaning set forth in Section 4.2.
“G42” means Expansion Project Technologies Holding 8 SPV RSC Ltd. together with any of its Affiliates.
“GAAP” means generally accepted accounting principles in the United States.
“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
“Investor Notice” shall have the meaning set forth in Section 4.2.
“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
“Key Holder Registrable Securities” means (a) the shares of Common Stock held by the Key Holders, and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.
“Lender Registrable Securities” means (a) the Common Stock issuable or issued upon the exercise of any Lender Warrant and (b) the Common Stock issuable or issued upon conversion of the Preferred Stock issuable or issued pursuant to the exercise of any Lender Warrant; provided, however, that before the holder of any Lender Warrant shall be entitled to exercise any rights under this Agreement, such holder must either (i) become a party to this Agreement as a “Lender” or (ii) agree to be bound by the terms of this Agreement related to registration rights applicable to the Lender Registrable Securities in a separate written agreement between such holder and the Company (including, without limitation, in a Lender Warrant).
“Lender Warrant” means any warrant to purchase shares of capital stock of the Company issued to banks, equipment lessors or other financial institutions pursuant to a debt financing or equipment leasing transaction where the Company’s Board of Directors (the “Board”), including at least one of the Preferred Directors (as such term is defined in the Restated Certificate), has approved the grant to the holder thereof of “piggyback” registration rights.
“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,794,108 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); provided, however, that G42 shall not be deemed a Major Investor.
“MOZN” means MOZN Holding Limited together with any of its Affiliates.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, Derivative Securities and any rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for (in each case, directly or indirectly) such equity securities; provided however, that “New Securities” shall exclude: (a) Exempted Securities (as defined in the Restated Certificate); and (b) up to 11,377,209 shares of Series H Preferred Stock.
“Offer Notice” shall have the meaning set forth in Section 4.1.
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
“Preferred Directors” shall have the meaning set forth for such term in the certificate of incorporation of the Company most recently filed with the Delaware Secretary of State that contains such a definition.
“Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series F-1 Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock.
“Pro Rata Amount” means, for each Major Investor, that portion of the New Securities identified in an Offer Notice which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities).
“Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of shares of the Preferred Stock held by the Investors; (b) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Sections 2.1, 2.2, 3.1, 3.10, 4 and 7.6; (c) the Lender Registrable Securities, provided, however, that such Lender Registrable Securities shall not be deemed Registrable Securities and the Lenders shall not be deemed Holders for the purposes of Sections 2.1, 2.2, 3.1, 3.10, 4 and 7.6; and (d) any Common Stock or Class N Common Stock of the Company, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, currently held by the Investors or acquired by the Investors; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 7.1, and excluding for purposes of Section 3 any shares for which registration rights have terminated pursuant to Section 6.2 of this Agreement. Notwithstanding the foregoing, the Company shall in no event be obligated to register any Preferred Stock or Class N Common Stock, and Holders of Registrable Securities will not be required to convert their Preferred Stock or Class N Common Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.
“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
“Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time).
“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 3.12.2 hereof.
“SEC” means the Securities and Exchange Commission.
“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
“SEC Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 3.6.
“Selling Holder Counsel” means one counsel for the selling Holders.
“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.00001 per share.
“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.00001 per share.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.00001 per share.
“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.00001 per share.
“Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, par value $0.00001 per share.
“Series F Preferred Stock” means shares of the Company’s Series F Preferred Stock, par value $0.00001 per share.
“Series F-1 Preferred Stock” means shares of the Company’s Series F-1 Preferred Stock, par value $0.00001 per share.
“Series G Preferred Stock” means shares of the Company’s Series G Preferred Stock, par value $0.00001 per share.
“Series H Preferred Stock” means shares of the Company’s Series H Preferred Stock, par value $0.00001 per share.
“Standoff Period” means the period commencing on the date of the final prospectus relating to the IPO of the Company’s Common Stock and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days).
“Stock Sale” means a sale by the Company’s stockholders, in one transaction or series of related transactions, of equity securities that represent, immediately prior to such transaction or transactions, a majority by voting power of the equity securities of the Company pursuant to an agreement approved by the Board and entered into by the Company.
“Voting Agreement” means that certain Amended and Restated Voting Agreement dated of even date hereof by and among the Company and the Investors.

2.    INFORMATION RIGHTS.
2.1    Delivery of Financial Statements.
2.1.1    Information to be Delivered. The Company shall deliver the following to each Major Investor, provided that the Board has not reasonably determined that such Major Investor is a Competitor:
(a)    As soon as practicable, but in any event within fifteen (15) days of being made available to the Company after the end of each fiscal year of the Company, but in any event within 120 days after the end of such fiscal year, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all of which shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company, unless otherwise approved by the Board (including at least one Preferred Director).
(b)    As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).
(c)    As soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).
(d)    As soon as practicable, but in any event within thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months (the “Budget”) and, promptly after prepared, any other budgets or revised budgets prepared by the Company.
(e)    As soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company and upon request, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common

Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company.
(f)    Consolidation. If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to Section 2.1.1 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
2.1.2    Suspension or Termination. Notwithstanding anything else in this Section 2.1 to the contrary but subject to Section 6.1, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its reasonable efforts to cause such registration statement to become effective.
2.2    Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, and on such Major Investor’s written request, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably and in good faith considers to be confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company), a trade secret or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
2.3    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Section 2 unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, but only if such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law if the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
3.    REGISTRATION RIGHTS.
3.1    Demand Registration.
3.1.1    Form S-1 Demand. If at any time after the earlier of (a) five (5) years after the date of this Agreement or (b) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to any Registrable Securities then outstanding (and the Registrable Securities subject to such request have an anticipated aggregate offering price, net of Selling Expenses, of at least $25,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) use commercially reasonable efforts to as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Section 3.1.3 and Section 3.3.
3.1.2    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (a) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (b) use commercially reasonable efforts to as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 3.1.3 and Section 3.3.
3.1.3    Delay. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 3.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that (i) the Company may not invoke this right more than once in any twelve (12) month period and (ii) the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.
3.1.4    Limitations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1.1: (a) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (b) after the Company has effected two (2) registrations pursuant to Section 3.1.1; or (c) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.1.2. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1.2: (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 3.1.2 within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 3.1.4 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one registration on Form S-1 or S-3, as applicable, pursuant to Section 3.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 3.1.4.
3.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 3.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 3.6.
3.3    Underwriting Requirements.
3.3.1    Inclusion. If, pursuant to Section 3.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company, subject only to the reasonable approval of the holders of a majority of Registrable Securities held by the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 3.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of

Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities owned or held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
3.3.2    Underwriter Cutback. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 3.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders seeking to sell Registrable Securities in such offering accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned or held by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (a) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (b) the number of Registrable Securities included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (c) notwithstanding clause (b) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering For purposes of the provision in this Section 3.3.2 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned or held by all Persons included in such “selling Holder,” as defined in this sentence.
3.3.3    Registration Not Effected. For purposes of Section 3.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 3.3.1, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
3.4    Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120 day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus and, if required, any Free Writing Prospectus used in connection with such registration statement as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)    use its reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus or Free-Writing Prospectus forming a part of such registration statement has been filed;
(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus or Free-Writing Prospectus;

(k)    use its commercially reasonable efforts to obtain for the underwriters one or more “cold comfort” letters, dated the effective date of the related registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters;
(l)    use its commercially reasonable efforts to obtain for the underwriters on the date such securities are delivered to the underwriters for sale pursuant to such registration a legal opinion of the Company’s outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;
(m)    to the extent the Company is a well-known seasoned issuer (as defined in SEC Rule 405 at the time any request for registration is submitted to the Company in accordance with Section 3.1, if so requested, file an Automatic Shelf Registration Statement to effect such registration; and
(n)    if at any time when the Company is required to re-evaluate its well-known seasoned issuer status for purposes of an outstanding Automatic Shelf Registration Statement used to effect a request for registration in accordance with Section 3.1.2 the Company determines that it is not a well-known seasoned issuer and (i) the registration statement is required to be kept effective in accordance with this Agreement and (ii) the registration rights of the applicable Holders have not terminated, use commercially reasonable efforts to promptly amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.
3.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
3.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 3, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one

Selling Holder Counsel, not to exceed $50,000 per registration, shall be borne and paid by the Company; provided, however, that (a) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 3.1.1 or Section 3.1.2, as the case may be, and (b) if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 3.1.1 or Section 3.1.2. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 3 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
3.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.
3.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 3:
3.8.1    Company Indemnification. To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.8.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

3.8.2    Selling Holder Indemnification. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that (a) the indemnity agreement contained in this Section 3.8.2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 3.8.2 and 3.8.4 exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
3.8.3    Procedures. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.8, solely to the extent that such failure prejudices the indemnifying party’s ability to defend such action.

3.8.4    Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that:
(i)    in any such case, (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and
(ii)    in no event shall a Holder’s liability pursuant to this Section 3.8.4, when combined with the amounts paid or payable by such Holder pursuant to Section 3.8.2, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
3.8.5    Underwriting Agreement Controls. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
3.8.6    Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 3.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 3, and otherwise shall survive the termination of this Agreement.
3.9    Reports under the Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
3.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 65% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration if such agreement (a) would allow such holder or prospective holder to include a portion of its securities in any “piggyback” registration if such inclusion could reduce the number of Registrable Securities that selling Holders could be entitled to include in such registration under Sections 3.2 and 3.3.2 hereof or (b) would allow such holder or prospective holder to initiate a demand for registration of any of its securities at a time earlier than the Holders of Registrable Securities can demand registration under Section 3.1 hereof. This Section 3.10 shall not apply with respect to the grant of “piggyback” registration rights to a holder of a Lender Warrant.
3.11    “Market Stand-off” Agreement. Each Holder hereby agrees that, during the Standoff Period, such Holder will not, without the prior written consent of the Company or the managing underwriter,
(a)    lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or Class N Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock or Class N Common Stock, held immediately before the effective date of the registration statement for such offering; or
(b)    enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.
The foregoing provisions of this Section 3.11 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock or Class N Common Stock) are similarly bound. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements. For purposes of this Section 3.11, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 3.11 and to impose stop transfer instructions with respect to such shares until the end of such period. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 3.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3.11 or that are necessary to give further effect thereto. The foregoing provisions of this Section 3.11 shall not apply to the sale of any securities of the Company acquired by the Holder (or any other fund or account managed or advised by the Holder or its Affiliates) in the IPO or in the open market subsequent to the closing of the IPO.

3.12    Restrictions on Transfer.
3.12.1    Agreement Binding. The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement.
3.12.2    Legends. Each certificate or instrument representing (a) the Preferred Stock, (b) the Registrable Securities, and (c) any other securities issued in respect of the securities referenced in clauses (a) and (b), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 3.12.3) be stamped or otherwise imprinted with a legend substantially in the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF RESTRICTION AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE

SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 3.12.
3.12.3    Procedure. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 3. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (a) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (b) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (c) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (i) in any transaction in compliance with SEC Rule 144 or (ii) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no or nominal consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 3.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 3.12.2, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. Until the IPO, no Holder shall transfer any Restricted Securities to any person or entity that is determined to be a Competitor, in the good faith judgment of the Board.
4.    RIGHTS TO FUTURE STOCK ISSUANCES. Subject to the terms and conditions of this Section 4 and applicable securities laws, if the Company proposes to sell any New Securities, the Company shall offer to sell a portion of New Securities to each Major

Investor as described in this Section 4. A Major Investor shall be entitled to apportion the right of first refusal hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate. The right of first refusal in this Section 4 shall not be applicable with respect to any Major Investor, if at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act.
4.1    Company Notice. The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (a) its bona fide intention to sell such New Securities, (b) the number of such New Securities to be sold and (c) the price and terms, if any, upon which it proposes to sell such New Securities.
4.2    Investor Right. By written notice (the “Investor Notice”) to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to such Major Investor’s Pro Rata Amount. In addition, at the expiration of such twenty (20) day period, each Major Investor that elects to purchase or acquire all of its Pro Rata Amount (each, a “Fully Exercising Investor”) may, in the Investor Notice, elect to purchase or acquire, in addition to its Pro Rata Amount, a portion of the New Securities, if any, for which other Major Investors were entitled to subscribe but that are not subscribed for by such Major Investors. The amount of such overallotment that each Fully Exercising Investor shall be entitled to purchase is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. A Major Investor’s election may be conditioned on the consummation of the transaction described in the Offer Notice. The closing of any sale pursuant to this Section 4.2 shall occur on the earlier of one hundred and twenty (120) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.3.
4.3    Sale of Securities. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.2, the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.2, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New

Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.
5.    ADDITIONAL COVENANTS.
5.1    Insurance. The Company shall use its commercially reasonable efforts to promptly obtain Directors and Officers liability insurance from a financially sound and reputable insurer in such amount and on such terms as determined by the Board, including at least one Preferred Director, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued.
5.2    Employee Agreements. The Company will cause each person now or hereafter employed or engaged by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets, or performing services that consist of the development of technology, to enter into a customary nondisclosure and proprietary rights assignment agreement or an employment or consulting agreement containing substantially similar terms.
5.3    Employee Vesting. Unless otherwise approved by the Board, all employees and consultants of the Company or its subsidiaries who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service (or the date of grant in the case of a grant to an existing employee or consultant), and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months. For the avoidance of doubt, no employees and consultants of the Company or its subsidiaries who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall include provisions for the acceleration of vesting upon the occurrence of any event without the approval of the Board, including at least one of the Preferred Directors.
5.4    Board Matters. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board that are held outside of the San Francisco Bay Area.
5.5    Right to Conduct Activities. The Company hereby agrees and acknowledges that Altimeter Growth Partners Fund IV, L.P. (“Altimeter”) (together with its Affiliates), Eclipse SPV II, L.P. (“Eclipse”) (together with its Affiliates), Foundation Capital

VIII, L.P. (“Foundation”) (together with its Affiliates), Moore Strategic Ventures, LLC (“Moore”) (together with its Affiliates), Benchmark Capital Partners VIII, L.P. (“Benchmark”) (together with its Affiliates), Coatue CT 61 LLC (“Coatue”) (together with its Affiliates), Falcon Edge (together with its Affiliates), MOZN (together with its Affiliates), and Fidelity each are professional investment organizations, and as such review the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Altimeter (and its Affiliates), Eclipse (and its Affiliates), Foundation (and its Affiliates), Moore (and its Affiliates), Benchmark (and its Affiliates), Coatue (and its Affiliates), Falcon Edge (and its Affiliates), MOZN (and its Affiliates) and Fidelity shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Altimeter (or its Affiliates), Eclipse (and its Affiliates), Foundation (and its Affiliates), Foundation (and its Affiliates), Moore (and its Affiliates), Benchmark (and its Affiliates), Coatue (and its Affiliates), Falcon Edge (and its Affiliates), MOZN (and its Affiliates), and Fidelity in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of Altimeter (or its Affiliates), Eclipse (and its Affiliates), Foundation (and its Affiliates), Foundation (and its Affiliates), Moore (and its Affiliates), Benchmark (and its Affiliates), Coatue (and its Affiliates), Falcon Edge (and its Affiliates), MOZN (and its Affiliates), and Fidelity to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Altimeter, Eclipse, Foundation, Moore, Benchmark, Coatue, Falcon Edge, MOZN, and Fidelity from liability associated with the unauthorized disclosure of the Company’s confidential information, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
5.6    Foreign Corrupt Practices Act. The Company represents that it shall not, and shall not permit any of its subsidiaries or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act, or any other applicable antibribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.
6.    TERMINATION.
6.1    Generally. The covenants set forth in Section 2.1, Section 2.2, Section 4 and Section 5 shall terminate and be of no further force or effect upon the earliest to occur of: (a) immediately before the consummation of the IPO; (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (c) upon a Deemed Liquidation Event or a Stock Sale.
6.2    Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 3.1 or Section 3.2 shall terminate upon the earliest to occur of: (a) when all of such Holder’s Registrable Securities could be sold without any restriction on volume or manner of sale in any three-month period under SEC Rule 144 or any successor; (b) upon a Deemed Liquidation Event or a Stock Sale; and (c) the fifth (5th) anniversary of the IPO.
7.    GENERAL PROVISIONS.
7.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate, partner, member, limited partner, retired or former partner, retired or former member, or stockholder of a Holder or such Holder’s Affiliate; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; (c) after such transfer, holds at least two percent (2%) of the shares of Registrable Securities (or if the transferring Holder owns less than two percent (2%) of the Registrable Securities, then all Registrable Securities held by the transferring Holder); or (d) is a venture capital fund that is controlled by or under common control with one or more general partners or managing partners or managing members of, or shares the same management company with, the Holder; provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 3.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (A) that is an Affiliate, limited partner, retired or former partner, member, retired or former member, or stockholder of a Holder or such Holder’s Affiliate; (B) who is a Holder’s Immediate Family Member; or (C) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
7.2    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware to the extent applicable, and to the extent the General Corporation Law of the State of Delaware is not applicable, the laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than such laws.
7.3    Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
7.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
7.5    Notices; Electronic Notice.
7.5.1    General. All notices, requests, and other communications given, made or delivered pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given, made or delivered upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule

A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such address, email address or facsimile number as subsequently modified by written notice given in accordance with this Section 7.5. If notice is given to the Company, it shall be sent to 1237 E Arques Ave, Sunnyvale, California 94085, marked “Attention: Chief Executive Officer”; and a copy (which shall not constitute notice) shall also be sent to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attn: Tad Freese and Sarah Axtell. If notice is given to the Investors, a copy (which shall not constitute notice) shall also be sent to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Attn: Steven L. Baglio and Mark E. Oblad. If no email address or facsimile number is listed on Schedule A for a party (or above in the case of the Company), notices and communications given or made by email or facsimile shall not be deemed effectively given to such party.
7.5.2    Consent to Electronic Notice. Each party to this Agreement consents to the delivery of any stockholder notice pursuant to the DGCL, as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such party’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each party to this Agreement agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.
7.6    Amendments and Waivers. This Agreement may only be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by a written instrument executed by the Company and (a) with respect to Sections 2 and 4 and any other provision of this Agreement to the extent such provision pertains to Section 2 or 4, the holders of at least 65% of the Registrable Securities then outstanding and held by the Major Investors, (b) with respect to Sections 1, 3, 5, 6 and 7 and any other provision of this Agreement to the extent such provision pertains to Section 1, 3, 5, 6 or 7, the holders of at least 65% of the Registrable Securities then outstanding, (c) with respect to Section 3.11, this Section 7.6, the definition of “Fidelity” and the definition of “Lead Investor” as it relates to Fidelity, Fidelity, or (d) with respect to Section 5.5 and any other provision of this Agreement to the extent such provision pertains to Section 5.5, Altimeter, Eclipse, Falcon Edge, MOZN, and Fidelity, solely to the extent such provision pertains to Altimeter, Eclipse, Falcon Edge, MOZN or Fidelity, or (d) with respect to either of the definitions of Affiliate or Competitor in Section 1, solely to the extent such definitions pertain to Falcon Edge, or this Section 7.6(d), Falcon Edge; provided that (i) the Company may in its sole discretion waive compliance with Section 3.12 (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 3.12 shall be deemed to be a waiver); (ii) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; and (iii) the Company may, without the consent or approval of any other party hereto, cause additional persons to become party to this Agreement as Investors or Lenders pursuant to Section 7.14 hereto and amend Schedule A hereto accordingly. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of a majority of the Registrable Securities held by the Key Holders who are then employed by the Company; provided, however, that the grant to third parties of piggyback registration rights under Section 3.2 hereof shall not be deemed to be an adverse change to the piggyback registration rights of the Key Holders under this Agreement and shall not require the consent of the Key Holders. Further, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Major Investor without the written consent of such Major Investor, unless such amendment, termination, or waiver applies to all Major Investors in the same fashion. Any amendment, termination, or waiver effected in accordance with this Section 7.6 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
7.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
7.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
7.9    Entire Agreement. The Prior Agreement is amended and restated hereby in its entirety. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled and replaced with this Agreement.

7.10    Third Parties. Except as set forth in Section 3.11 of this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.
7.11    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
7.12    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that a party is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution based upon judgment or order of such court(s), that any suit, action or proceeding arising out of or based upon this Agreement commenced in the federal or state courts located in the Northern District of California is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Should any party commence a suit, action or other proceeding arising out of or based upon this Agreement in a forum other than the federal or state courts located in the Northern District of California, or should any party otherwise seek to transfer or dismiss such suit, action or proceeding from such court(s), that party shall indemnify and reimburse the other party for all legal costs and expenses incurred in enforcing this provision.
7.13    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.
7.14    Additional Investors and Lenders. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series H Preferred Stock after the date hereof, any purchaser of such shares of Series H Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. In addition, notwithstanding anything to the contrary contained herein, if the Company issues any Lender Warrant, any recipient of a Lender Warrant may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Lender” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor or Lender, so long as such additional Investor or Lender has agreed in writing to be bound by all of the obligations as an “Investor” or a “Lender” hereunder, as applicable.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

CEREBRAS SYSTEMS INC.

By:	/s/ Andrew Feldman
Name:	Andrew Feldman
Title:	Chief Executive Officer
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TIGER GLOBAL PIP 16 LLC

By: Tiger Global PIP Management, LLC, its Manager
By: Tiger Global Management, LLC, its Manager

By:	/s/ Richard Fortunato
Name:	Richard Fortunato
Title:	Legal Counsel

Address:
c/o Tiger Global Management, LLC
[***]

With a copy (which shall not constitute notice) to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
[***]
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TIGER GLOBAL PIP 16-18 LLC

By: Tiger Global PIP Management, LLC, its Manager
By: Tiger Global Management, LLC, its Manager

By:	/s/ Richard Fortunato
Name:	Richard Fortunato
Title:	Legal Counsel

Address:
c/o Tiger Global Management, LLC
[***]

With a copy (which shall not constitute notice) to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
[***]
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ADVANCED MICRO DEVICES, INC.

By:	/s/ Ava Hahn
Name:	Ava M. Hahn
Title:	Senior Vice President, General Counsel and Corporate Secretary
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ECLIPSE VENTURES FUND I, L.P.

By: Eclipse Ventures GP I, LLC, its General Partner

By:	/s/ Greg Lyon
Name:	Greg Lyon
Title:	CFO

ECLIPSE CONTINUITY FUND I, L.P.

By: Eclipse Continuity GP I, LLC, its General Partner

By:	/s/ Greg Lyon
Name:	Greg Lyon
Title:	CFO

ECLIPSE SPV II, L.P.

By: Eclipse SPV II GP, LLC, its General Partner

By:	/s/ Greg Lyon
Name:	Greg Lyon
Title:	CFO

ECLIPSE SPV XIII, L.P.

By: Eclipse SPV XIII GP, LLC, its General Partner

By:	/s/ Greg Lyon
Name:	Greg Lyon
Title:	CFO
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

1789-PACIFIC ALLIANCE US GROWTH EQUITY FUND, LP
By: 1789-Pacific Alliance GP, LLC, its general partner
By: 1789-Pacific Alliance Partners, LLC, its sole member

By:	/s/ Omeed Malik
Name:	Omeed Malik
Title:	Manager

1789 CAPITAL FUND I, LP
By: 1789 Capital Fund I GP, LLC, its general partner
By: 1789 Capital Holdings, LLC, its sole member
By: Knights Court, LLC, its manager

By:	/s/ Omeed Malik
Name:	Omeed Malik
Title:	Manager

1789 PARALLEL FUND I, LP
By: 1789 Capital Fund I GP, LLC, its general partner
By: 1789 Capital Holdings, LLC, its sole member
By: Knights Court, LLC, its manager

By:	/s/ Omeed Malik
Name:	Omeed Malik
Title:	Manager
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FOUNDATION CAPITAL VIII, L.P.

By: Foundation Capital Management Co. VIII, LLC, its Manager

By:	/s/ Steve Vassallo
Name:	Steve Vassallo
Title:	Manager

FOUNDATION CAPITAL VIII PRINCIPALS FUND, LLC
By: Foundation Capital Management Co. VIII, LLC, its Manager

By:	/s/ Steve Vassallo
Name:	Steve Vassallo
Title:	Manager

FOUNDATION CAPITAL LEADERSHIP FUND II, L.P.
By: Foundation Capital Management Co. LF II, LLC, its Manager

By:	/s/ Steve Vassallo
Name:	Steve Vassallo
Title:	Manager
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ALTIMETER PARTNERS FUND, L.P.

By:	Altimeter General Partner, LLC
Its:	General Partner

By:	/s/ Matthew Tolve
Name:	Matthew Tolve
Title:	Vice President

ALTIMETER PRIVATE PARTNERS FUND II, L.P.
By:	Altimeter Private General Partner II, LLC
Its:	General Partner

By:	/s/ Matthew Tolve
Name:	Matthew Tolve
Title:	Vice President

ALTIMETER GROWTH PARTNERS FUND III, L.P.
By:	Altimeter Growth General Partner III, LLC
Its:	General Partner

By:	/s/ Matthew Tolve
Name:	Matthew Tolve
Title:	Vice President

ALTIMETER GROWTH PARTNERS FUND IV, L.P.
By:	Altimeter Growth General Partner IV, LLC
Its:	General Partner

By:	/s/ Matthew Tolve
Name:	Matthew Tolve
Title:	Vice President
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BENCHMARK CAPITAL PARTNERS IX, L.P.
as nominee for Benchmark Capital Partners IX, L.P., Benchmark Founders’ Fund IX, L.P., Benchmark Founders’ Fund IX-A, L.P., and Benchmark Founders’ Fund IX-B, L.P.

By: Benchmark Capital Management Co. IX, L.L.C., its general partner

By:	/s/ An-Yen Hu
Name:	An-Yen Hu
Title:	Managing Member

BENCHMARK CAPITAL PARTNERS VIII, L.P.
as nominee for Benchmark Capital Partners VIII, L.P., Benchmark Founders’ Fund VIII, L.P., and Benchmark Founders’ Fund VIII-B, L.P.

By: Benchmark Capital Management Co. VIII, L.L.C., its general partner

By:	/s/ An-Yen Hu
Name:	An-Yen Hu
Title:	Managing Member
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

BENCHMARK AI INFRASTRUCTURE FUND, L.P.

as nominee for
Benchmark AI Infrastructure Fund, L.P., and
Benchmark AI Infrastructure Fund B, L.P.

By: Benchmark AI Infrastructure Management Co., L.L.C.,
its general partner

/s/ An-Yen Hu
Name: An-Yen Hu
Title: Managing Member
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

COATUE PRIVATE FUND II LP
By: Coatue Private II GP LLC, its General Partner

By:	/s/ Brent Duddie
Name:	Brent Duddie
Title:	Authorized Signatory

COATUE CT 61 LLC

By:	/s/ Brent Duddie
Name:	Brent Duddie
Title:	Authorized Signatory

COATUE US 116 LLC

By:	/s/ Brent Duddie
Name:	Brent Duddie
Title:	Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ALPHA WAVE VENTURES II, LP

By:	/s/ Cathy Weist
Name:	Cathy Weist
Title:	Authorized Signatory

ALPHA WAVE HOLDINGS, LP

By:	/s/ Cathy Weist
Name:	Cathy Weist
Title:	Authorized Signatory

[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FALCON Q, LP

By:	/s/ Cathy Weist
Name:	Cathy Weist
Title:	Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SPRING SUBSIDIARY LLC

By:	/s/ Dean Caruvana
Name:	Dean Caruvana
Title:	Secretary

StepStone (Luxembourg) SCA SICAV, represented by StepStone Group Private Wealth
LLC, acting in its capacity as the investment manager, in respect of StepStone
(Luxembourg) SCA SICAV – StepStone Private Venture and Growth Fund

By:	/s/ Timothy A. Smith
Name: Timothy A. Smith
Title: COO & CFO
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VAAI CEREBRAS HOLDINGS L.P.
By: VAAI Cerebras GP Holdings, LLC, its General Partner

By:	/s/ Gavin Baker
Name:	Gavin Baker
Title:	Authorized Officer

ATREIDES FOUNDATION MASTER FUND LP
By: Atreides Foundation Fund GP, LLC, its General Partner

By:	/s/ Gavin Baker
Name:	Gavin Baker
Title:	Managing Member

SERIES S DIS, A SERIES OF ATREIDES SPECIAL CIRCUMSTANCES FUND, LLC
By: Atreides Special Circumstances, LLC, its Managing Member

By:	/s/ Gavin Baker
Name:	Gavin Baker
Title:	Managing Member

ATREIDES VENTURES MASTER FUND I, LP
By: Atreides Ventures GP, LLC, its General Partner

By:	/s/ Gavin Baker
Name:	Gavin Baker
Title:	Managing Member
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

THE KATTI AND KAMATH FAMILY TRUST

By:	/s/ Sachin Katti
Name:	Sachin Katti
Title:	Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Blue Chip Growth Commingled Pool
By: Fidelity Management Trust Company, as Trustee

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Blue Chip Growth Multi-Asset Base Fund
by its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Blue Chip Growth Institutional Trust
By its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIAM Target Date Blue Chip Growth Commingled Pool
By: Fidelity Institutional Asset Management Trust Company as Trustee

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Select Portfolios: Select Semiconductors Portfolio

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Advisor Series VII: FA Semiconductors Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Advisor Series VII: Fidelity Advisor Technology Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Select Portfolios: Select Technology Portfolio

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Variable Insurance Products Fund IV: VIP Technology Portfolio

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Variable Insurance Products Fund III: Growth Opportunities Portfolio

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity U.S. Growth Opportunities Investment Trust
by its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity NorthStar Fund - Sub D
by its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Growth Company Commingled Pool
By: Fidelity Management Trust Company, as Trustee

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Canadian Growth Company Fund
by its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Special Situations Fund
by its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Global Innovators Investment Trust
by its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Venture Capital Fund I LP
By: Fidelity Diversifying Solutions LLC as Investment Manager

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Contrafund Commingled Pool
By: Fidelity Management Trust Company, as Trustee

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Contrafund: Fidelity Contrafund K6

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Contrafund: Fidelity Contrafund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Contrafund: Fidelity Advisor New Insights Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Global Growth and Value Investment Trust
By its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Insights Investment Trust
By its manager Fidelity Investments Canada ULC

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Variable Insurance Products Fund II: VIP Contrafund Portfolio

By: /s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

ANDREW FELDMAN

/s/ Andrew Feldman
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

GARY LAUTERBACH

/s/ Gary Lauterbach
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

THE GARY AND VALERIE LAUTERBACH REVOCABLE LIVING TRUST

By:	/s/ Gary Lauterbach
Name:	Gary Lauterbach
Title:	Trustee
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

JEAN-PHILIPPE FRICKER

/s/ Jean-Philippe Fricker

JEAN-PHILIPPE FRICKER AND ANNE-FRANCE FRICKER, TRUSTEES OF THE FRICKER REVOCABLE TRUST DATED AUGUST 10, 2020

By:	/s/ Jean-Philippe Fricker
Name:	Jean-Philippe Fricker
Title:	Trustee

By:	/s/ Anne-France Fricker
Name:	Anne-France Fricker
Title:	Trustee
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

SEAN LIE

/s/ Sean Lie
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

MICHAEL JAMES

/s/ Michael James

[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Variable Insurance Products Fund III: VIP Balanced – Communication Services Subportfolio

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Select Portfolios: Select Communication Services Portfolio

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Puritan Trust: Balanced K6 Fund – Communication Services Subportfolio

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Puritan Trust: Fidelity Balanced Fund – Communication Services Sub

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund -
Communication Services Sub

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Variable Insurance Products Fund: VIP Stock Selector All Cap Portfolio Communication Services
Subportfolio

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Variable Insurance Products Fund IV: VIP Communication Services Portfolio

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Investment Trust: Fidelity Worldwide US Equity Sub

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SERIES W DIS, A SERIES OF ATREIDES SPECIAL CIRCUMSTANCES FUND, LLC
By: Atreides Special Circumstances, LLC, its Managing Member

By:	/s/ Gavin Baker
Name:	Gavin Baker
Title:	Managing Member
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

MARTIN EDELMAN

/s/ Martin Edelman
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NORMA KAMALI

/s/ Norma Kamali
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ERIC POE XING

/s/ Eric Poe Xing
[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

PENG XIAO

/s/ Peng Xiao

[SIGNATURE PAGE TO CEREBRAS SYSTEMS INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A
List of Investors

Name and Address of Investor
Altimeter Partners Fund, L.P. c/o Altimeter Capital Management, LP [***] with a copy to: General Counsel Altimeter Capital Management, LP [***]
Altimeter Private Partners Fund II, L.P. c/o Altimeter Capital Management, LP [***] with a copy to: General Counsel Altimeter Capital Management, LP [***]
Altimeter Growth Partners Fund III, L.P. c/o Altimeter Capital Management, LP [***] with a copy to: General Counsel Altimeter Capital Management, LP [***]
Altimeter Growth Partners Fund IV, L.P. c/o Altimeter Capital Management, LP [***] with a copy to: General Counsel Altimeter Capital Management, LP [***]
Moore Strategic Ventures, LLC [***]
Baidu Capital, L.P. [***]
VY Fund I, LP c/o Vy Capital Management Company Limited

[***]
The Washington University [***]
Mount Rainier Investment Limited c/o Tencent Holdings Limited [***] with a copy to: Tencent Building, Keji Zhongyi Avenue, [***]
Coatue CT 61 LLC [***]
Coatue Private Fund II LP [***]
Foundation Capital VIII, L.P. [***]
Foundation Capital VIII Principals Fund, LLC [***]
Benchmark Capital Partners VIII, L.P. [***]
Eclipse Ventures Fund I, L.P. [***]
Eclipse Continuity Fund I, L.P. [***]
Eclipse SPV II, L.P. [***]
Adam D’Angelo Revocable Trust [***]
Christopher A. Cole [***]
Ugglasset Handelsbolag (Limited Partnership) [***]

SEB Fund Services S.A. for and on behalf of IOR FCP-SIF SEB Private Banking [***]
Leslie Family Trust U/A 2/7/96 [***]
Leslie Enterprises LP [***]
Altman Family LLC [***]
A&E Investment LLC [***]
Kushagra Vaid [***]
Emerging Technologies Fund II LLC [***]
Emerging Technologies Fund III LLC [***]
Lemida, LLC [***]
Fathom Capital, L.P. [***]
Greg Brockman [***]
Ilya Sutskever [***]
SV Angel VI, L.P. [***]
Sindhu Family Trust [***]
The Nicholas and Asena McKeown 2012 Revocable Trust [***]

Nagarani Chandika [***]
Specialized Fund I, LLC [***]
Rothschild Revocable Living Trust [***]
Philip Ferolito [***]
Andreas Bechtolsheim [***]
Trevor Blackwell [***]
John Schulman [***]
Argean Dynasty LLC Argean Capital [***]
David and Sima Haya Perlmutter [***]
OFPP LLC c/o Open Field Capital [***]
Davis Investment Holdings, LLC [***]
Anthony E. Maslowski Trust [***]
CAZ Partners Fund, L.P. [***]
CAZ PEA2 Cerebras Aggregator, L.P. [***]
CAZ BB Aggregator, L.P. [***]

In-Q-Tel, Inc. [***]
Foundation Capital Leadership Fund II, L.P. [***]
Dharma Revocable Living Trust c/o Bradley Horowitz [***]
Roger Biscay
Alpha Wave Holdings, LP [***] with a copy to: Alpha Wave Global LP [***]
Alpha Wave Ventures II, LP [***] with a copy to: Alpha Wave Global LP [***]
Falcon Q LP c/o Maples and Calder [***] with a copy to: Alpha Wave Global LP [***]
Mozn Holding Limited [***] Address for Notice: G42, Level 12, Capital Gate Tower [***]
Expansion Project Technologies Holding 8 SPV RSC Ltd. Address for Notice: G42, Level 12, Capital Gate Tower [***]

Harvard Management Private Equity Corporation c/o Harvard Management Company, Inc. [***]
Pomegranate AI LLC [***]
Hail Fund V, LLC [***]
Totem Turing Accelerator, LP c/o Totem Point Management, LLC [***]
CE Fund I, A Series of AngelList-GP-Funds-I, LP [***]
Advanced Micro Devices, Inc. [***]
Qualcomm Ventures LLC [***]
Atreides Foundation Master Fund LP [***]
Atreides Ventures Master Fund I, LP [***]
Emerging Fund, L.P. [***]
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund Mag & Co. c/o Brown Brothers Harriman & Co. [***]
Fidelity Blue Chip Growth Commingled Pool Mag & Co. c/o Brown Brothers Harriman & Co. [***]
Fidelity Blue Chip Growth Multi-Asset Base Fund [***]
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund [***]
Fidelity Blue Chip Growth Institutional Trust

[***]
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund [***]
FIAM Target Date Blue Chip Growth Commingled Pool [***]
Fidelity Select Portfolios: Select Semiconductors Portfolio [***]
Fidelity Advisor Series VII: FA Semiconductors Fund [***]
Fidelity Select Portfolios: Select Technology Portfolio [***]
Variable Insurance Products Fund IV: VIP Technology Portfolio [***]
Variable Insurance Products Fund III: Growth Opportunities Portfolio [***]
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund [***]
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund [***]
Fidelity U.S. Growth Opportunities Investment Trust [***]
Fidelity NorthStar Fund - Sub D [***]
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund [***]
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund [***]
Fidelity Growth Company Commingled Pool [***]
Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund [***]
Fidelity Canadian Growth Company Fund [***]
Fidelity Special Situations Fund [***]
Fidelity Global Innovators Investment Trust [***]
Fidelity Venture Capital Fund I LP [***]
Fidelity Contrafund Commingled Pool [***]
Fidelity Contrafund: Fidelity Contrafund K6 [***]

Fidelity Contrafund: Fidelity Contrafund [***]
Fidelity Contrafund: Fidelity Advisor New Insights Fund
[***]
Fidelity Global Growth and Value Investment Trust [***]
Fidelity Insights Investment Trust [***]
Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund [***]
Variable Insurance Products Fund II: VIP Contrafund Portfolio [***]
VAAI Cerebras Holdings L.P. [***]
Atreides Foundation Master Fund LP [***]
Atreides Special Circumstances Fund, LLC – Series S Dis [***]
Tiger Global PIP 16 LLC c/o Tiger Global Management, LLC [***] with a copy (which shall not constitute notice) to: Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP [***]
Claure Group LLC [***]
Hanabi Capital Fund I, L.P. [***]
Benchmark Capital Partners IX, L.P. [***]
Adams Street Leaders Fund II LP [***]
Flat Capital AB [***]
Diego Dayenoff [***]
Batavia Management LLC [***]
The Joan Papadakis Revocable Trust [***]
Dylan Field C/O ICONIQ Capital [***]

Wafer Scale Investments LLC [***]
Gherardesca Capital LP [***]
Flybridge Opportunities 2022, L.P. [***]
Flybridge Associates Opportunities 2022, L.P. [***]
1789-Pacific Alliance US Growth Equity Fund, LP [***]
1789 Capital Fund I, LP [***]
1789 Parallel Fund I, LP [***]
DSH I a Series of SLRTE I LLC c/o Seed Labs [***]
Tiger Global PIP 16-18 LLC c/o Tiger Global Management, LLC [***] with a copy (which shall not constitute notice) to: Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP [***]
SPRING Subsidiary LLC c/o Stepstone Group Private Wealth LLC [***]
StepStone (Luxembourg) SCA SICAV c/o Stepstone Group Private Wealth LLC [***]
Coatue US 116 LLC c/o Coatue Management, L.L.C. [***]
The Katti and Kamath Family Trust [***]
Benchmark AI Infrastructure Fund, L.P., as nominee [***]
Variable Insurance Products Fund III: VIP Balanced - Communication Services Subportfolio BNY Mellon [***]
Fidelity Select Portfolios : Select Communication Services Portfolio [***]
Fidelity Puritan Trust: Balanced K6 Fund - Communication Services Subportfolio [***]

Fidelity Puritan Trust: Fidelity Balanced Fund - Communication Services Sub [***]
Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund - [***]
Variable Insurance Products Fund: VIP Stock Selector All Cap Portfolio Communication [***]
Variable Insurance Products Fund IV: VIP Communication Services Portfolio [***]
Fidelity Investment Trust: Fidelity Worldwide US Equity Sub [***]
Atreides Special Circumstances Fund, LLC – Series W DIs [***]
Martin Edelman [***]
Norma Kamali [***]
Eric Poe Xing [***]
Peng Xiao [***]
■

SCHEDULE B
List of Key Holders

Name and Address of Key Holder	Number of Shares of Common Stock Initially Held

Andrew Feldman [***]	9,000,000

Sean Lie [***]	6,000,000

JP Fricker [***]	3,000,000

Michael James [***]	6,000,000

Gary Lauterbach [***]	6,000,000